EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust II of our reports dated October 26, 2020, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 2020

Appendix A

Fund name

Goldman Sachs Target Date Retirement Portfolio
Goldman Sachs Target Date 2025 Portfolio
Goldman Sachs Target Date 2030 Portfolio
Goldman Sachs Target Date 2035 Portfolio
Goldman Sachs Target Date 2040 Portfolio
Goldman Sachs Target Date 2045 Portfolio
Goldman Sachs Target Date 2050 Portfolio
Goldman Sachs Target Date 2055 Portfolio
Goldman Sachs Target Date 2060 Portfolio